PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact
Greg Cross
Zonic Public Relations
+1-925-413-5327
gcross@zonicgroup.com

Investor Contact
Shanye Hudson
VP, Investor Relations
+1 (408) 916-0041
shanye@mellanox.com

Israel PR Contact
Jonathan Wolf
JWPR Public Relations and Communications
+972-54-22-094-22
yoni@jwpr.co.il

Israel IR Contact
Emanuel Kahana
Gelbart Kahana Investor Relations
+972-3-607-47-17
mano@gk-biz.com

Mellanox Delivers Five Consecutive Quarters of Record Results
Record Quarterly Revenue of $279.2 million, Up 24% Year-Over-Year
Ethernet Revenue Up 59% Year-Over-Year as Market Share Gains Continue
Quarterly Non-GAAP Operating Margin of 26.2%
Year-to-Date Revenue Growth of 28% and Non-GAAP Operating Income Growth of 138%
SUNNYVALE, Calif. and YOKNEAM, ISRAEL — October 24, 2018 - Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end interconnect solutions for data center servers and storage systems, today announced preliminary financial results for its third quarter 2018 ended September 30, 2018.
“Mellanox continues to execute and gain momentum in the markets we participate in. We reported another record quarter in Q3, delivering 24% revenue growth and 90% non-GAAP operating income growth year-over-year. This resulted in a non-GAAP operating margin of 26.2%,” said Eyal Waldman, President and CEO of Mellanox Technologies. “Our strong results reflect the differentiated and superior product technologies that Mellanox has to offer for data center infrastructure.”
“The innovations built into our high-speed Ethernet adapters, switches and cables are fueling demand for our Ethernet products. Leading hyperscale, cloud, enterprise data center and artificial intelligence customers continue to choose Mellanox to maximize the efficiency and utilization of their compute and storage investments. This has resulted in further market share gains across our high-speed Ethernet products and 59% year-over-year revenue growth in our Ethernet business. During the third quarter we released our HDR 200 Gigabit per second InfiniBand solutions to first customers and announced multiple design wins. HDR InfiniBand will enhance the performance, efficiency and scalability of high-performance computing, artificial intelligence, storage, cloud and other performance-driven applications, and deliver highest return on investment for compute and storage infrastructures,” Mr. Waldman concluded.

Third Quarter 2018 - Highlights

•	Revenue of $279.2 million in the third quarter, an increase of 23.7 percent, compared to $225.7 million in the third quarter of 2017.

•	GAAP gross margins of 65.8 percent in the third quarter, compared to 65.7 percent in the third quarter of 2017.

•	Non-GAAP gross margins of 69.6 percent in the third quarter, compared to 70.7 percent in the third quarter of 2017.

•	GAAP operating income of $39.5 million in the third quarter, compared to $6.6 million in the third quarter of 2017.

•	Non-GAAP operating income of $73.2 million in the third quarter, or 26.2 percent of revenue, compared to $38.5 million, or 17.1 percent of revenue in the third quarter of 2017.

•	GAAP net income of $37.1 million in the third quarter, compared to $3.4 million in the third quarter of 2017.

•	Non-GAAP net income of $71.4 million in the third quarter, compared to $36.6 million in the third quarter of 2017.

•	GAAP net income per diluted share of $0.68 in the third quarter, compared to $0.07 in the third quarter of 2017.

•	Non-GAAP net income per diluted share of $1.33 in the third quarter, compared to $0.71 in the third quarter of 2017.

•	$66.4 million in cash provided by operating activities in the third quarter, compared to $53.0 million in the third quarter of 2017.

•	Cash and investments totaled $350.2 million at September 30, 2018, compared to $273.8 million at December 31, 2017.

Year-to-Date Highlights Through Third Quarter

•	Revenue of $798.7 million, an increase of 27.5 percent, compared to $626.3 million in the first three quarters of 2017.

•	GAAP operating income of $68.1 million, compared to operating loss of $10.4 million in the first three quarters of 2017.

•	Non-GAAP operating income of $191.6 million, or 24.0 percent of revenue, compared to $80.6 million, or 12.9 percent of revenue in the first three quarters of 2017.

•	GAAP benefit from taxes on income of $23.2 million, mainly due to a reversal of valuation allowance on deferred tax assets.

•	GAAP net income of $91.4 million, compared to net loss of $16.8 million in the first three quarters of 2017.

•	Non-GAAP net income of $189.4 million, compared to $73.6 million in the first three quarters of 2017.

•	GAAP net income per diluted share of $1.68, compared to net loss per diluted share of $0.34 in the first three quarters of 2017.

•	Non-GAAP net income per diluted share of $3.57, compared to $1.44 in the first three quarters of 2017.

•	$168.5 million in cash provided by operating activities, compared to $94.4 million in the first three quarters of 2017.

Fourth Quarter 2018 Outlook
We currently project:

•	Quarterly revenue of $280 million to $290 million

•	Non-GAAP gross margins of 68.5% to 69.5%

•	Non-GAAP operating expenses of $122 million to $124 million

•	Share-based compensation expense of $22.0 million to $22.5 million

•	Non-GAAP diluted share count of 54.5 million to 55.0 million

Recent Mellanox Press Release Highlights

•	October 16, 2018	NTT ICT Chooses Mellanox End-to-End 25G and 100G Ethernet Solutions Running Cumulus Networks Software to Accelerate Their Multi-Cloud Service Offering
•	September 24, 2018	Mellanox InfiniBand to Accelerate U.S. Department of Energy’s National Renewable Energy Laboratory’s New Supercomputer
•	September 12, 2018	Mellanox Ethernet Video Fabric Enables the Next Generation of 4K and 8K Broadcast Video Open Platform
•	August 29, 2018	Texas Advanced Computing Center Selects Mellanox HDR 200G InfiniBand to Accelerate New Large-Scale Supercomputer
•	August 29, 2018	Mellanox Announces Availability of 200G LinkX™ Copper and Optical Cables and Transceiver for Ethernet and HDR InfiniBand
•	August 27, 2018	Mellanox Extends vSphere With 25G Ethernet and a Technology Preview of vSAN over RDMA
•	August 6, 2018	Mellanox Introduces World’s Fastest Ethernet Storage Fabric Controller
•	August 6, 2018	MiTAC Selects Mellanox BlueField System-on-Chip to Accelerate Their NVMe Storage Platforms

Conference Call
Mellanox will hold its third quarter 2018 financial results conference call today, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), to discuss the company’s financial results. To listen to the call, dial +1-877-876-9176, or for investors outside the U.S., +1-785-424-1667, approximately 10 minutes prior to the start time.
The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at: http://ir.mellanox.com. A replay of the webcast will also be available on the Mellanox website after the call.
About Mellanox
Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end Ethernet and InfiniBand intelligent interconnect solutions and services for servers, storage, and hyper-converged infrastructure. Mellanox’s intelligent interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance. Mellanox offers a choice of high performance solutions: network and multicore processors, network adapters, switches, cable, software and silicon, that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage, network security, telecom and financial services. More information is available at: www.mellanox.com.

Mellanox has achieved and maintained the highest ISS Quality Score possible beginning in May of 2017 and through the date of this release, October 24, 2018.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, settlement costs, acquisition and other charges, restructuring and impairment charges, and income tax effects and adjustments. Settlement costs represent the charges related to the settlement of a contingent royalty obligation. Acquisition and other charges include expenses related to acquisitions of other companies and expenses related to the proxy contest. Restructuring and impairment charges include costs that are the result of restructuring, consisting of employee termination and severance costs, facilities related costs, contract cancellation charges, and impairment of long-lived assets. The purpose of income tax effects and adjustments is to exclude tax consequences associated with the above excluded expense items, as well as the non-cash impact on the tax provision pertaining to changes in deferred tax assets associated with carryforward losses of group entities subject to tax holiday in Israel. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, settlement costs, acquisition and other charges, restructuring and impairment charges, and income tax effects and adjustments because it enhances investors' ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company's business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets, impairment charges, changes related to recognition of deferred taxes and the net impact on the company's tax provision for non-GAAP adjustments do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the "Investor Relations" section on our website.
The company has not reconciled its non-GAAP gross margins or non-GAAP operating expenses to GAAP gross margins or GAAP operating expenses, respectively, in the outlook section of this press release, because it does not provide an outlook for GAAP gross margins or GAAP operating expenses due to uncertainty and variability of acquired intangibles, acquisition and other charges, and restructuring charges, which are reconciling items between non-GAAP gross margins and non-GAAP operating expenses, and GAAP gross margins and GAAP operating expenses, respectively. The company has not reconciled its non-GAAP diluted share count to GAAP diluted share count in this press release because it does not provide an outlook for GAAP diluted share count due to the uncertainty in its GAAP net income (loss) due to variability of GAAP gross margins and operating expenses described above. Because such items cannot be reasonably predicted and could have a significant impact on the calculation of GAAP gross margins, GAAP operating expenses and GAAP diluted share count, a reconciliation of our outlook of these non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including the outlook for the three months ending December 31, 2018, statements related to trends in the market for our solutions and services, opportunities for our company in 2018 and beyond, and future product capabilities. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management's beliefs and certain assumptions made by us, all of which are subject to change.
Forward-looking statements can often be identified by words such as "projects," "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, our ability to protect our intellectual property rights, our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses, our success in realizing the anticipated benefits of mergers and acquisitions, and our ability to obtain debt at competitive rates or in sufficient amounts in order to fund our contractual commitments. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.
More information about the risks, uncertainties and assumptions that may impact our business is set forth in our annual report on Form 10-K filed with the SEC on February 16, 2018. All forward-looking statements in this press release, including the outlook for the three months ending December 31, 2018, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Quarterly Report on Form 10-Q.
Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Total revenues	$279,211	$225,699	$798,673	$626,312
Cost of revenues	95,562	77,335	288,228	215,212
Gross profit	183,649	148,364	510,445	411,100
Operating expenses:
Research and development	92,930	90,916	266,508	271,755
Sales and marketing	36,344	37,829	111,511	111,696
General and administrative	13,895	13,039	54,046	38,034
Restructuring and impairment charges	947	—	10,308	—
Total operating expenses	144,116	141,784	442,373	421,485
Income (loss) from operations	39,533	6,580	68,072	(10,385)
Interest expense	(66)	(2,016)	(2,108)	(6,005)
Other income, net	1,112	956	2,283	2,466
Interest and other, net	1,046	(1,060)	175	(3,539)
Income (loss) before taxes on income	40,579	5,520	68,247	(13,924)
Provision for (benefit from) taxes on income	3,522	2,117	(23,179)	2,908
Net income (loss)	$37,057	$3,403	$91,426	$(16,832)
Net income (loss) per share — basic	$0.70	$0.07	$1.74	$(0.34)
Net income (loss) per share — diluted	$0.68	$0.07	$1.68	$(0.34)
Shares used in computing net income (loss) per share:
Basic	53,232	50,587	52,560	49,999
Diluted	54,612	51,575	54,383	49,999

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of GAAP net income (loss) to non-GAAP:
GAAP net income (loss)	$37,057	$3,403	$91,426	$(16,832)
Adjustments:
Share-based compensation expense:
Cost of revenues	515	473	1,341	1,530
Research and development	10,395	10,811	26,909	29,799
Sales and marketing	4,645	4,336	11,890	11,684
General and administrative	3,601	2,940	8,906	7,980
Total share-based compensation expense	19,156	18,560	49,046	50,993
Amortization of acquired intangibles:
Cost of revenues	10,226	10,641	32,214	31,841
Research and development	196	196	582	582
Sales and marketing	2,033	2,230	6,297	6,690
Total amortization of acquired intangibles	12,455	13,067	39,093	39,113
Settlement costs:
Cost of revenues	—	—	9,161	—
Total settlement costs	—	—	9,161	—
Acquisition and other charges (1):
Research and development	92	105	466	541
Sales and marketing	30	32	238	93
General and administrative	1,003	153	15,200	286
Total acquisition and other charges	1,125	290	15,904	920
Restructuring and impairment charges	947	—	10,308	—
Tax effects and adjustments	673	1,293	(25,564)	(549)
Non-GAAP net income	$71,413	$36,613	$189,374	$73,645

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$279,211	$225,699	$798,673	$626,312
GAAP gross profit	183,649	148,364	510,445	411,100
GAAP gross margin	65.8%	65.7%	63.9%	65.6%
Share-based compensation expense	515	473	1,341	1,530
Amortization of acquired intangibles	10,226	10,641	32,214	31,841
Settlement costs	—	—	9,161	—
Non-GAAP gross profit	$194,390	$159,478	$553,161	$444,471
Non-GAAP gross margin	69.6%	70.7%	69.3%	71.0%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$144,116	$141,784	$442,373	$421,485
Share-based compensation expense	(18,641)	(18,087)	(47,705)	(49,463)
Amortization of acquired intangibles	(2,229)	(2,426)	(6,879)	(7,272)
Acquisition and other charges (1)	(1,125)	(290)	(15,904)	(920)
Restructuring charges	(947)	—	(10,308)	—
Non-GAAP operating expenses	$121,174	$120,981	$361,577	$363,830

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Reconciliation of GAAP income (loss) from operations to non-GAAP:
GAAP income (loss) from operations	$39,533	$6,580	$68,072	$(10,385)
GAAP income (loss) from operations %	14.2%	2.4%	8.5%	(1.7)%
Share-based compensation expense	19,156	18,560	49,046	50,993
Settlement costs	—	—	9,161	—
Amortization of acquired intangibles	12,455	13,067	39,093	39,113
Acquisition and other charges (1)	1,125	290	15,904	920
Restructuring charges	947	—	10,308	—
Non-GAAP income from operations	$73,216	$38,497	$191,584	$80,641
Non-GAAP income from operations %	26.2%	17.1%	24.0%	12.9%

Shares used in computing GAAP diluted earnings per share	54,612	51,575	54,383	49,999
Adjustments:
Effect of dilutive securities under GAAP	(1,380)	(988)	(1,823)	—
Total options vested and exercisable	483	1,030	483	1,030
Shares used in computing non-GAAP diluted earnings per share	53,715	51,617	53,043	51,029

GAAP diluted net income (loss) per share	$0.68	$0.07	$1.68	$(0.34)
Adjustments:
Share-based compensation expense	0.35	0.35	0.90	1.02
Amortization of acquired intangibles	0.23	0.25	0.72	0.78
Settlement costs	—	—	0.17	—
Acquisition and other charges (1)	0.02	0.01	0.29	0.02
Restructuring and impairment charges	0.02	—	0.19	—
Tax effects and adjustments	0.01	0.03	(0.47)	(0.01)
Effect of dilutive securities under GAAP	0.03	0.01	0.12	—
Total options vested and exercisable	(0.01)	(0.01)	(0.03)	(0.03)
Non-GAAP diluted net income per share	$1.33	$0.71	$3.57	$1.44

(1) Acquisition and other charges include $0.8 million and $14.3 million of expenses related to the proxy contest for the three and nine months ended September 30, 2018, respectively.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$64,248	$62,473
Short-term investments	285,955	211,281
Accounts receivable, net	142,772	154,213
Inventories	105,049	64,657
Other current assets	14,675	14,295
Total current assets	612,699	506,919
Property and equipment, net	105,007	109,919
Severance assets	17,780	18,302
Intangible assets, net	194,540	228,195
Goodwill	473,916	472,437
Deferred taxes and other long-term assets	99,835	66,162
Total assets	$1,503,777	$1,401,934
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$72,922	$59,090
Accrued liabilities	100,426	114,058
Deferred revenue	20,326	23,485
Total current liabilities	193,674	196,633
Accrued severance	22,603	23,205
Deferred revenue	17,829	17,820
Term debt	—	72,761
Other long-term liabilities	35,768	34,067
Total liabilities	269,874	344,486
Shareholders’ equity:
Ordinary shares	232	221
Additional paid-in capital	956,281	873,979
Accumulated other comprehensive income (loss)	(167)	1,618
Retained earnings	277,557	181,630
Total shareholders’ equity	1,233,903	1,057,448
Total liabilities and shareholders' equity	$1,503,777	$1,401,934

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2018	2017

Cash flows from operating activities:
Net income (loss)	$91,426	$(16,832)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	77,455	76,564
Deferred income taxes	(27,973)	(704)
Share-based compensation	49,046	50,993
Gain on investments, net	(3,135)	(2,632)
Impairment and loss on disposal of property and equipment	2,806	—
Changes in assets and liabilities:
Accounts receivable	11,441	8,420
Inventories	(41,837)	2,349
Prepaid expenses and other assets	(128)	(5,802)
Accounts payable	13,661	(14,876)
Accrued liabilities and other liabilities	(4,273)	(3,104)
Net cash provided by operating activities	168,489	94,376

Cash flows from investing activities:
Purchase of severance-related insurance policies	(916)	(983)
Purchase of short-term investments	(228,229)	(139,861)
Proceeds from sales of short-term investments	53,809	95,414
Proceeds from maturities of short-term investments	102,935	31,008
Proceeds from sales of property and equipment	3,239	—
Purchase of property and equipment	(28,992)	(35,243)
Purchase of intangible assets	(6,512)	(1,836)
Purchase of investments in private companies	(7,500)	(13,500)
Acquisition, net of cash acquired	(7,379)	(872)
Net cash used in investing activities	(119,545)	(65,873)

Cash flows from financing activities:
Principal payments on term debt	(74,000)	(46,000)
Payments on capital lease and intangible asset financings	(6,519)	(5,969)
Proceeds from issuances of ordinary shares through employee equity incentive plans	33,267	25,102
Net cash used in financing activities	(47,252)	(26,867)

Net increase in cash, cash equivalents, and restricted cash	1,692	1,636
Cash, cash equivalents, and restricted cash at beginning of period	70,498	56,780
Cash, cash equivalents, and restricted cash at end of period	$72,190	$58,416